                                                                    EXHIBIT 4.58

C L I F F O R D                                                   CONFORMED COPY

C H A N C E

P U N D E R

                           MARCONI COMMUNICATIONS GMBH

                                   AS ASSIGNOR

                                       AND

                   THE LAW DEBENTURE TRUST CORPORATION P.L.C.

                               AS SECURITY TRUSTEE

         ---------------------------------------------------------------

                           GLOBAL ASSIGNMENT AGREEMENT

                                (GLOBALABTRETUNG)

         ---------------------------------------------------------------

                                    CONTENTS

                                 CLAUSE                                                                   PAGE
1.       Definitions and languages....................................................................      3

2.       Secured Obligations..........................................................................      4

3.       Assignment...................................................................................      4

4.       Transfer of Ancillary Rights.................................................................      5

5.       List of Receivables..........................................................................      5

6.       Further Assurance............................................................................      6

7.       Retention of Title...........................................................................      6

8.       Blank Notification Letters...................................................................      7

9.       Sale of Collateral...........................................................................      7

10.      Collection of Receivables and Insurance Proceeds by the Assignor.............................      8

11.      Right to Realisation upon Enforcement Event..................................................      8

12.      Limitation of Security.......................................................................      9

13.      Release (Sicherheitenfreigabe)...............................................................     10

14.      Right of Inspection..........................................................................     11

15.      Bookkeeping and Data-Processing..............................................................     11

16.      Undertakings.................................................................................     12

17.      Expenses, Costs and Taxes....................................................................     13

18.      Partial Invalidity; Waiver...................................................................     14

19.      Amendment; Waiver............................................................................     14

20.      Notices and their Language...................................................................     14

21.      Applicable Law; Jurisdiction.................................................................     16

23.      Effectiveness................................................................................     16

24.      Counterparts.................................................................................     17

Schedule 1 List of Receivables........................................................................     18

Schedule 2 List of Insurances.........................................................................     19

Schedule 3 Form of Notification.......................................................................     20

Schedule 4 Form of Notification.......................................................................     23

Schedule 5 List of Accounts...........................................................................     25

THIS GLOBAL ASSIGNMENT AGREEMENT is made the 16th day of May 2003

BETWEEN:

1. Marconi Communications GmbH, a limited liability company organised under the laws of the Federal Republic of Germany, having its business address at GerberstraBe 33, D-71522 Backnang, which is registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Backnang under HRB 1563 (the "ASSIGNOR"); and

2. The Law Debenture Trust Corporation p.l.c., having its business address at Fifth Floor, 100 Wood Street, London, EC2V 7EX, England in its capacity as security trustee under the Relevant Documents (the "SECURITY TRUSTEE").

WHEREAS:

(A) Marconi Corporation p.l.c. (the "ISSUER") has agreed to issue the following notes:

         (i)      USD equivalent of GBP 450,000,000 senior secured notes due
                  2008;

         (ii) USD 300,000,000 plus USD equivalent of GBP 117,270,000 of junior secured notes due 2008;

                  the notes under (i) being documented in a senior note indenture dated on or about 19 May 2003 between, inter alios, the Issuer and Law Debenture Trust Company of New York as Senior Note Trustee and the notes under (ii) being documented in a junior note indenture dated on or about 19 May 2003 between, inter alios, the Issuer and JPMorgan Chase Bank as Junior Note Trustee (together the "INDENTURES").

(B) The security created by or pursuant to this Agreement is to be granted to and administered by the Security Trustee for itself and as trustee of the Secured Creditors pursuant to the relevant provisions of a security trust and intercreditor deed dated on or about 19 May 2003 between, inter alios, the Issuer, Law Debenture Trust Company of New York as Senior Note Trustee, JPMorgan Chase Bank as Junior Note Trustee, the Security Trustee and the Obligors (as defined therein including the Assignor) as amended from time to time (the "SECURITY TRUST AND INTERCREDITOR DEED").

(C) The Assignor has agreed to assign the Receivables (as defined below) as security for the payment and discharge of the Secured Obligations (as defined below) subject to the terms and conditions set out herein.

NOW, IT IS AGREED as follows:

1.       DEFINITIONS AND LANGUAGES

1.1      In this Agreement:

         "AUTHORIZATION" has the meaning given to it in Clause 10.

         "CONTINUING" in relation to an Enforcement Event, shall be construed as a reference to an acceleration of any Secured Obligation (other than Secured Obligations arising under the New Bonding Facility Agreement) where such acceleration has not been rescinded in writing or a declaration that the Secured Obligations (other than Secured Obligations arising under the New Bonding Facility Agreement) are prematurely due and payable (other than solely as a result of it becoming unlawful for a Secured Creditor to perform its obligations under the Relevant Documents) where such declaration has not been revoked in writing or any failure by an Obligor to pay any principal amount in respect of any Secured Obligations (other than Secured Obligations arising under the New Bonding Facility Agreement) whether on maturity or otherwise which has not been waived in writing. For the purposes of this definition of "continuing" the expression "Secured Obligations" shall have the same meaning as in the Security Trust and Intercreditor Deed.

         "RECEIVABLES"

         (a) all present and future rights and claims owing to the Assignor and originating from selling goods and/or providing services (Lieferungen und Leistungen) (including, without limitation, those specified in Schedule 1 hereto); and

         (b) all present and future rights and claims to which the Assignor now is or hereafter may become entitled to in respect of all present and future insurance contracts or any part thereof other than insurances for the benefit of third parties (including, without limitation, those specified in Schedule 2 hereto) (collectively the "INSURANCE CONTRACTS").

         "SECURED OBLIGATIONS" has the meaning given to it under clause 2.

         "SECURITY TRUST AND INTERCREDITOR DEED" has the meaning given to it in Clause (B) of the recitals.

1.2 Unless otherwise defined herein or unless the context requires, capitalised terms shall have the same meaning as ascribed thereto in the Security Trust and Intercreditor Deed.

1.3 This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.

1.4 The parties hereto each acknowledge that the Security Trustee, when acting hereunder, shall, to the extent permitted under the laws of Germany, be acting in accordance with and subject to the terms of the Security Trust and Intercreditor Deed.

2.       SECURED OBLIGATIONS

         The assignment hereunder (the "ASSIGNMENT") is constituted in order to secure together with other security granted by the Assignor the prompt and complete satisfaction of any and all obligations (present and future, actual and contingent) which are (or are expressed to be) or become owing by the Assignor to the Secured Creditors or any of them (including any future assignee or transferee of any of the Secured Creditors by way of transfer or assignment (including by way of assumption of debt (Vertragsubernahme)) under the Relevant Documents (including, but not limited to the parallel obligations of the Assignor pursuant to clause 3 of the Security Trust and Intercreditor Deed to pay to the Security Trustee sums equal to the sums owed by the Assignor to the Secured Creditors or any of them) (the "SECURED OBLIGATIONS") up to an aggregate amount of EUR 170 million.

3.       ASSIGNMENT

3.1 The Assignor hereby assigns the Receivables to the Security Trustee in its capacity as Security Trustee for the benefit of the Secured Creditors.

         In the event that the Assignor maintains a current account arrangement (Kontokorrentverhaltnis) with its customers, this Assignment includes all claims from any existing or future current account balances, the right to determine the net balance and the right to terminate the current account relationship.

3.2      The Security Trustee hereby accepts the assignment of the Receivables.

3.3 The existing Receivables shall pass over to the Security Trustee on execution of this Agreement, and any future Receivables shall pass over to the Security Trustee at the date such Receivables arise.

3.4 The parties to this Agreement acknowledge that the assignment of the Receivables may be subject to consent by third party debtors.

4.       TRANSFER OF ANCILLARY RIGHTS

4.1 Together with all the Receivables assigned and transferred in accordance with this Agreement, all securities, collateral and all ancillary rights pertaining thereto including transport insurance claims, as well as all rights resulting from the underlying agreements (hereinafter together with the Receivables referred to as the "COLLATERAL"), are hereby transferred and/or assigned to the Security Trustee, who accepts this transfer and/or assignment, to the extent such rights are not automatically transferred to the Security Trustee pursuant to Section 401 of the German Civil Code (Burgerliches Gesetzbuch). The Assignor's claims to demand repossession against the direct possessor are assigned to the Security Trustee, who accepts this assignment, at the same time.

4.2 If and to the extent the Assignor is in direct possession of the Collateral, the delivery of such Collateral shall be substituted by the Assignor holding the Collateral in gratuitous custody for the Security Trustee.

5.       LIST OF RECEIVABLES

5.1 Upon the occurrence of an Insolvency Event of Default or upon request of the Security Trustee if the Security Trustee has been so instructed pursuant to the Security Trust and Intercreditor Deed upon or at any time after the occurrence of an Event of Default which is continuing the Assignor shall, within ten (10) Business Days of the occurrence of the Insolvency Event of Default or request following an Event of Default (as the case may be), deliver to the Security Trustee a list on a computer disk or in such other form as agreed between the Security Trustee and the Assignor, containing information on the Receivables.

5.2 In the event the Security Trustee, having used its reasonable efforts, has been unable to access any computer disk, the Assignor undertakes to provide the Security Trustee, upon request by the Security Trustee, with a computer print-out of the Receivables in addition to, or instead of, the computer disks referred to under Clause 5.1.

5.3 The list referred to in Clause 5.1 is for notification purposes only and if for any reason whatsoever the relevant Receivables are not, or are incompletely contained in the list presented, then the assignment of the Collateral shall not be affected thereby.

5.4 Unless otherwise agreed, the list under Clause 5.1 shall show the names and addresses of the third-party debtors (each a "DEBTOR" and together the "DEBTORS") or the insurers (each an "INSURER" and together the "INSURERS"), as the case my be, as well as the outstanding amounts and the due dates for payment.

5.5 Upon the occurrence of an Insolvency Event of Default or upon request of the Security Trustee if the Security Trustee has been so instructed pursuant to the Security Trust and Intercreditor Deed upon or at any time after the occurrence of an Event of Default and if the Assignor employs a third party for its bookkeeping and/or data-processing then the Assignor hereby authorises the Security Trustee to obtain the lists directly from such third party at the Assignor's expense.

6.       FURTHER ASSURANCE

         Insofar as additional documents, declarations or actions (including making all filings and registrations) are necessary for the creation, perfection, protection or maintenance of the security interests created (or purported to be created) hereunder (or any of them) in favour of the Security Trustee or for the exercise of all rights, powers and remedies of the Security Trustee provided by or pursuant to this Agreement or by law or to facilitate (including making all filings and registrations) the realisation of the security interests created (or purported to be created) hereunder (or any of them), the Assignor shall at the Security Trustee's request enter into or provide such documents, make such declarations and/or undertake such actions at the Assignor's cost and expense.

7.       RETENTION OF TITLE

7.1 If Receivables are assigned pursuant hereto which are subject to extended retention of title arrangements (verlangerter Eigentumsvorbehalt), the assignment shall only become effective upon the termination of the extended retention of title. As long as any person is only partly entitled to the Receivables as a result of such person's retention of title arrangement, the assignment of such receivables to the Security Trustee hereunder shall be limited to the part of the Receivables to which the Assignor is entitled, the assignment of the other part shall be effective upon complete termination of the extended retention of title.

7.2 If the Assignor is entitled to a reassignment of a claim assigned to a supplier pursuant to an extended retention of title arrangement or to the proceeds paid to the supplier by third party debtors, the Assignor assigns to the Security Trustee the aforementioned claims and rights with all ancillary rights pertaining thereto. The same applies to any possible inchoate right (Anwartschaftsrecht) with respect to the Assignment of any Receivables which is subject to a dissolving condition. The Security Trustee is authorised but not obligated to discharge the extended retention of title by paying the relevant funds to the supplier.

8.       BLANK NOTIFICATION LETTERS

         The Assignor hereby authorises the Security Trustee to notify the Debtors and the Insurers on behalf of the Assignor of the Assignment pursuant to this Agreement. The Security Trustee shall only make use of such authorization upon (i) the occurrence of an Insolvency Event of Default or (ii) if the Security Trustee has been so instructed pursuant to the Security Trust and Intercreditor Deed upon or at any time after the occurrence of an Event of Default which is continuing.

         Upon request by the Security Trustee either (i) after an Insolvency Event of Default or (ii) if the Security Trustee has been so instructed pursuant to the Security Trust and Intercreditor Deed upon request by the Security Trustee upon or at any time after the occurrence of an Event of Default which is continuing, the Assignor shall deliver to the Security Trustee notification letters in the form of Schedule 3 and
         Schedule 4 (and, if so required by the Security Trustee, translated into the German language) executed in blank for the purpose of notifying the Debtors and Insurers of this Agreement. The Assignor hereby authorises the Security Trustee to copy such blank notification certificates signed by the Assignor.

9.       SALE OF COLLATERAL

         So long as the Security Trustee has not revoked the right of the Assignor to collect the Receivables pursuant to Clause 10, the Transferor may dispose of or otherwise deal with the Collateral except as expressly prohibited under the terms of the Indentures.

         The sale of Receivables by the Assignor through genuine factoring transactions shall be restricted as provided in the Relevant Documents.

10.      COLLECTION OF RECEIVABLES AND INSURANCE PROCEEDS BY THE ASSIGNOR

         The Security Trustee authorises the Assignor to collect the Receivables provided that payments on the Receivables are made into the accounts specified in Schedule 5 or if made elsewhere are transferred by the Assignor into these accounts (such authorization hereinafter referred to as the "AUTHORIZATION"). The Security Trustee may revoke the Authorization at any time after the occurrence of an Insolvency Event of Default and the Security Trustee shall revoke the Authorisation if the Security Trustee has been so instructed pursuant to the Security Trust and Intercreditor Deed upon or at any time after the occurrence of an Event of Default which is continuing, whereupon the Assignor may continue to collect the Receivables but shall promptly surrender the proceeds to the Security Trustee. Until the requirements set out in Clause 11.1 are met the Security Trustee shall treat such proceeds as additional collateral for the Secured Obligations. To the extent that the Authorization is revoked, the Security Trustee may request that copies of all documents relating to the Receivables be handed over to it and the Assignor hereby agrees to comply with any such request. For the avoidance of doubt nothing in this Clause 10 shall restrict the right of the Security Trustee to enforce its rights under Clause 11 if the requirements set out in Clause 11.1 are met.

11.      RIGHT TO REALISATION UPON ENFORCEMENT EVENT

11.1 At any time after the occurrence of an Enforcement Event which is continuing and the Security Trustee (acting on instructions received pursuant to the terms of the Security Trust and Intercreditor Deed) giving notice to the Issuer thereof and if any of the Secured Obligations became due and payable the Security Trustee shall, in its discretion, be entitled to notify the Debtors of this Agreement and arrange for the collection or disposal of the Receivables for and on behalf of the Secured Creditors in accordance with the provisions of this Clause 11.

11.2     The Security Trustee will notify the Assignor in writing at least five
         (5) Business Days prior to the disclosure of any assignment pursuant hereto. No such notice shall be required if (i) the Assignor has generally ceased to make payments, (ii) an application for the institution of insolvency proceedings is filed by or against the Assignor or (iii) there is reason to believe that observance of the notice period will affect the security interest of the Security Trustee in a material adverse way.

11.3 To the extent that the Authorization is revoked, the Security Trustee may request that originals of all documents relating to the Receivables be handed over to it and the Assignor hereby agrees to comply with any such request.

11.4 The Security Trustee shall realise all or part of the Collateral to the extent necessary to satisfy any outstanding Secured Obligations by collecting all or part of the Receivables, it being understood that the Security Trustee shall apply the proceeds of such realisation towards the Secured Obligations in accordance with and subject to the terms of the Security Trust and Intercreditor Deed.

11.5 The Security Trustee may request the Assignor to collect the Receivables for and on behalf of the Secured Creditors and the Assignor shall promptly comply with such request.

11.6 If the Security Trustee collects any Receivables pursuant to this Clause 11, it may take all measures and enter into all agreements with such Debtors which it considers to be expedient. In particular, the Security Trustee may grant discounts or indulgence to any Debtors and/or enter into settlement agreements in relation to existing receivables at any time.

11.7 With respect to the realisation of the Receivables, the Security Trustee will take into consideration the legitimate interests of the Assignor.

12.      LIMITATION OF SECURITY

12.1 The right to enforce the security interests created hereunder shall, to the extent that the Secured Obligations represent those of an affiliated company (verbundenes Unternehmen) within the meaning of
         Section 15 et seq. of the German Stock Corporation Act (Aktiengesetz) of the Assignor (other than any of the Assignor's subsidiaries), at all times be limited to an amount equal to the Assignor's assets (the calculation of which shall take into account the captions reflected in
         Section 266 sub-section (2) A, B and C of the German Commercial Code (Handelsgesetzbuch)) less the sum of (A) the Assignor's liabilities (the calculation of which shall take into account the captions reflected in Section 266 subsection (3) B, C and D of the German Commercial Code), and (B) the stated share capital (Stammkapital) of the Assignor (the "NET ASSETS").

12.2 The Assignor shall realise, to the extent legally permitted and, in respect of the Assignor, commercially justifiable, in a situation where the Assignor does not have sufficient Net Assets to maintain its registered share capital, any and all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets if the asset is not necessary for the Assignor's business (betriebsnotwendig).

12.3 The Security Trustee shall enforce any security interest created hereunder against the Assignor in accordance with the following procedure:

                  (i) The Assignor shall, following a notification by the Security Trustee to the Assignor that an Enforcement Event has occurred and that the Security Trustee intends to enforce the security interests created hereunder, deliver to the Security Trustee within sixty days of such notification an auditors' determination from a firm of auditors of international standard and reputation (the "AUDITORS' DETERMINATION") stating the value of the Net Assets, i.e., the amounts which may be claimed against the Assignor under the security interests created hereunder having regard to Sections 30 and 31 of the German Limited Liability Companies Act.

                  (ii) The Auditors' Determination, i.e., the amount which may be claimed against the Assignor under the security interests created hereunder, having regard to Section 30 and 31 of the German Limited Liability Companies Act, shall take into account the generally accepted accounting principles applicable from time to time in Germany (GAAP) and be based on the same principles that were applied when establishing the previous year's balance sheet.

                  (iii) The amount specified in the relevant Auditors' Determination pertaining to the Assignor shall be up-to-date and in any event such Auditors' Determination shall have been prepared as of a date no earlier than 15 business days prior to the date of notification by the Security Trustee to the Assignor that it intends to enforce the security interests created hereunder.

                  (iv) If the Assignor fails to deliver the Auditors' Determination to the Security Trustee within the sixty day period stated in (i) above, the Security Trustee shall be entitled to enforce the security interests created hereunder against the Assignor without limitation.

13.      RELEASE (SICHERHEITENFREIGABE)

13.1 Upon complete and irrevocable satisfaction of the Secured Obligations, the Security Trustee shall (in accordance with the terms and subject to the conditions and circumstances set out in the Security Trust and Intercreditor Deed and without recourse to, or any representation or warranty by, the Security Trustee or any of its nominees) at the cost and expense of the Assignor reassign and/or transfer, as the case may require, to the Assignor, which shall accept such re-assignment and/or re-transfer, the Collateral and surrender the excess proceeds, if any, resulting from any realisation thereof. The Security Trustee will, however, transfer any Receivables to a third person if so required by law.

13.2 At any time when the total value of the aggregate security granted by the Assignor to secure the Secured Obligations (the "SECURITY") which can be expected to be realised in the event of an enforcement of the Security (realisierbarer Wert) exceeds 110% of the Secured Obligations (the "LIMIT") not only temporarily, the Security Trustee shall (in accordance with the terms and subject to the conditions and circumstances set out in the Security Trust and Intercreditor Deed and without recourse to, or any representation or warranty by, the Security Trustee or any of its nominees) on demand of the Assignor release such part of the Security (Sicherheitenfreigabe) as the Security Trustee may in its discretion determine so as to reduce the realisable value of the Security to the Limit.

14.      RIGHT OF INSPECTION

14.1 The Assignor undertakes to provide the Security Trustee promptly at its request with all information and documents which are necessary for perfecting and/or enforcing the security created hereby.

14.2 The Assignor authorises the Security Trustee during the term of this Agreement and upon notice to inspect its records during normal business hours, or to have them inspected by any one or more representatives, agents and advisors of the Security Trustee for the purpose of inspecting and checking any of the Collateral. Following an Event of Default, the Security Trustee may inspect such records at any time with or without prior notice.

15.      BOOKKEEPING AND DATA-PROCESSING

15.1 If proof or documents which are necessary to identify the Collateral have been handed over by the Assignor to a third party (in particular a bookkeeping firm or a tax consultant) the Assignor hereby transfers (on condition of (aufschiebende Bedingung) (i) the occurrence of an Insolvency Event of Default or (ii) notice by the Security Trustee if the Security Trustee has been so instructed pursuant to the Security Trust and Intercreditor Deed upon or at any time after the occurrence of an Event of Default which is continuing) to the Security Trustee, who accepts this transfer, its right to demand from such third party the return of the information and documents. The Assignor hereby undertakes to instruct the third party upon such transfer to provide the Security Trustee upon its demand with such information and documents which are necessary to perfect and/or enforce the security created hereby.

15.2 If details concerning the Collateral or any part thereof have been stored in an electronic data-processing system, then, upon the occurrence of an Insolvency Event of Default or upon request by the Security Trustee if the Security Trustee has been so instructed pursuant to the Security Trust and Intercreditor Deed upon or at any time after the occurrence of an Event of Default which is continuing, the Assignor shall allow the Security Trustee access to the computer, including the peripheral equipment and all data concerning the Collateral or such part thereof. Moreover, software operators shall be made available insofar as so required, and any assistance required shall be provided to the Security Trustee. If a third party handles the electronic processing of data, the Assignor hereby transfers (on condition of (aufschiebende Bedingung) (i) the occurrence of an Insolvency Event of Default or (ii) notice by the Security Trustee if the Security Trustee has been so instructed pursuant to the Security Trust and Intercreditor Deed upon or at any time after the occurrence of an Event of Default which is continuing) to the Security Trustee, who accepts this transfer, all rights against such third party relating to these services. The Assignor hereby undertakes to instruct the third party upon such transfer to handle the processing of data for the Security Trustee upon its demand as it did for the Assignor.

15.3 After transfer of the rights to the Security Trustee as contemplated in Clauses 15.1 and 15.2, the Security Trustee shall promptly upon request of the Assignor or after the Security Trustee receiving instructions pursuant to the Security Trust and Intercreditor Deed instruct the third party to provide the Assignor with such services and information as necessary for the Assignor in connection with the preparation and delivery of the Auditors' Determination.

16.      UNDERTAKINGS

         As far as necessary for the creation, perfection or maintenance of the security over the Collateral the Assignor undertakes to inform the Security Trustee promptly of any attachments (Pfandung) in respect of the Collateral or any part thereof. In the event of an attachment, the Assignor undertakes to forward to the Security Trustee upon request a copy of the attachment order (PfandungsbeschluB), the garnishee order (UberweisungsbeschluB) and all other documents necessary for a defence against the attachment. The Assignor shall inform the attaching creditor immediately of the Security Trustee's security interests.

17.      EXPENSES, COSTS AND TAXES

17.1     EXPENSES

         The Assignor shall, from time to time and promptly on demand by the Security Trustee reimburse to the Security Trustee all costs and expenses (including legal fees) on a full indemnity basis together with any applicable VAT incurred by the Security Trustee and any Delegate (provided that in relation to sub-clause (i) of this Clause 17, such costs and expenses must be properly incurred) in connection with:

                  (i) the execution, release and discharge of this Agreement and the security created or intended to be created in respect of the Collateral and the perfection of the security contemplated in this Agreement or in any such documents or forming part of the security created or intended to be created in respect of the Collateral;

                  (ii) the actual or contemplated exercise, preservation and/or enforcement of any of the rights, powers and remedies of, or the performance of the duties and obligations of, the Security Trustee or any Delegate, or any amendment or waiver in respect of this Agreement;

                  (iii)    the foreclosure of any Collateral; and

                  (iv) the preservation and/or enforcement of the security created or intended to be created in respect of the Collateral,

                  which shall carry interest (before and after any judgment and to the extent interest at a default rate is not otherwise being paid on such sum) from the date of such demand until so reimbursed calculated on a daily basis at the rate determined in accordance with the provisions of clause 18.4 (Interest on Demands) of the Security Trust and Intercreditor Deed.

17.2     TAXES

         The Assignor shall pay, promptly on demand of the Security Trustee all stamp, registration, notarial and other similar Taxes or fees paid or payable by the Security Trustee in connection with any action taken or contemplated by or on behalf of the Security Trustee for perfecting, enforcing, releasing, cancelling, reassigning or resolving any doubt concerning, or for any other purpose in relation to this Agreement, any amendment thereto, any transfer and/or assignment of the rights and/or obligations under the same or the security created or intended to be created in respect of the Collateral and shall, from time to time, indemnify the Security

         Trustee promptly on demand against any liabilities, costs, claims and expenses resulting from any failure to pay by the Assignor or any delay by the Assignor in paying any such Taxes or fees.

18.      PARTIAL INVALIDITY; WAIVER

18.1 If at any time, any one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that provision shall as to that jurisdiction be ineffective to the extent necessary without affecting or impairing the validity, legality and enforceability of the remaining provisions of this Agreement or of such provisions in any other jurisdiction. The invalid or unenforceable provision shall be deemed replaced by a valid, legal and enforceable provision which comes as close as possible to the original intent of the parties as to the invalid, illegal or unenforceable provision. This shall apply analogously in the case of gaps.

18.2 No failure to exercise, nor any delay in exercising, on the part of the Security Trustee, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law.

19.      AMENDMENT; WAIVER

         This Agreement may be amended, modified or waived only in writing in an agreement signed by the Security Trustee. This also applies to this Clause 19.

20.      NOTICES AND THEIR LANGUAGE

20.1 Each communication under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter.

20.2 Any communication or document to be made or delivered under or in connection with this Agreement shall be made or delivered to the following addresses or fax numbers (and for the attention of the department or officer noted):

         For the Assignor:            Marconi Communications GmbH
                                      Address:      GerberstraBe 33
                                                    D-71522 Backnang

                                      Fax:          07191 13 2419
                                      Attention:    Hans-Werner Altermann

                                                    Legal Advisor

         For the Security Trustee:    The Law Debenture Trust Corporation p.l.c.
                                      Address:      Fifth Floor
                                                    100 Wood Street
                                                    London EC2V 7EX
                                                    England

                                      Fax:          +44 20 7696 5261

                                      Attention:    Manager Trust Adminstration

         or to such other address as the recipient may notify or may have notified to the other party in writing.

20.3     DELIVERY

20.3.1 Any communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective:

         (a)      if by way of fax, when received in legible form; or

         (b) if by way of letter, when it has been left at the address specified in Clause 20.2 above or five Business Days after being deposited in the post postage prepaid in an envelope addressed to the addressee at that address, and, if a particular department or officer is specified as part of that address, if addressed to that department or officer.

20.3.2 Notwithstanding the provisions of sub-clause 20.3.1 (b) above, any communication or document to be made or delivered to the Security Trustee will be effective only when actually received by the Security Trustee and then only if it is expressly marked for the attention of the department or officer identified in Clause 20.2 (or any substitute department or officer as such person shall specify for this purpose).

20.4 Any notice given under or connection with this Agreement shall be in the English language. All other documents provided under or in connection with this Agreement (other than copies to be provided pursuant to Clause 16.1) shall be in the English language or, if in any other language, accompanied by a translation into English which if reasonably requested by the Security Trustee shall be a certified translation. In the event of any conflict between the English text and the text in any other language, the English text shall prevail, unless the document is a constitutional, statutory or other official document.

21.      APPLICABLE LAW; JURISDICTION

21.1     APPLICABLE LAW

         This Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

21.2     GERMAN COURTS

         The courts of Frankfurt am Main have exclusive jurisdiction to settle any dispute (a "DISPUTE") arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity).

21.3     CONVENIENT FORUM

         The parties agree that the court of Frankfurt am Main are the most appropriate and convenient court to settle Disputes between them and, accordingly, that they will not argue to the contrary.

21.4     NON-EXCLUSIVE JURISDICTION

         This Clause 21 is for the benefit of the Secured Creditors only. As a result it does not prevent any Secured Creditor from taking proceedings relating to a Dispute ("PROCEEDINGS") in any other courts with jurisdiction. To the extent allowed by law, the Secured Creditors may take concurrent Proceedings in any number of jurisdictions.

22.      ASSIGNMENT

         The Security Trustee may assign and transfer all or any of its rights and obligations under this Agreement in accordance with the Security Trust and Intercreditor Deed. To the extent legally permissible the Security Trustee shall be entitled to disclose such information concerning the Assignor and this Agreement as the Security Trustee considers appropriate to any actual or proposed direct or indirect successor or to any person to whom information may be required to be disclosed by any applicable law.

23.      EFFECTIVENESS

         This Agreement shall become effective only subject to the condition precedent and at the time of the first original issuance of the Senior Notes.

24.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.

                                   SCHEDULE 1
                               LIST OF RECEIVABLES

                                   SCHEDULE 2
                               LIST OF INSURANCES

n.a.

                                   SCHEDULE 3
                              FORM OF NOTIFICATION

To:           [Insurer]

Date:

Dear Sirs,

We hereby give you notice that pursuant to an assignment agreement entered into by us in favour of The Law Debenture Trust Corporation p.l.c. (the "SECURITY TRUSTEE") dated [ ] 2003 we have assigned all our right, title and interest in and to all present and future claims against you in respect of [ ], details of which are set out below, to the Security Trustee.

After your receipt of this notice:

(i) all payments under or arising from the [ ] should be made to the Security Trustee into the following bank account: [bank account];

(ii) all remedies [provided] for [in] the [ ] or available at law or in equity are exercisable by the Security Trustee;

(iii) all rights to compel performance of the [ ] are exercisable by the Security Trustee;

(iv) all rights, interests and benefits whatsoever accruing to or for the benefit of ourselves arising from the [ ] belong to the Security Trustee.

Please acknowledge receipt of this notice and declare your consent to the assignment and the above terms by signing the acknowledgement on the enclosed copy letter and returning the same to the Security Trustee at Fifth Floor, 100 Wood Street, London EC2V 7EX, England, attention: Manager Trust Administration.

Details of insurance policies

Date                      Parties                  Details of Insurance Policies

                                Yours faithfully,

                             _______________________
                              for and on behalf of
                        [insert name of relevant company]

                             FORM OF ACKNOWLEDGEMENT

                             [Letterhead of Insurer]

To:           The Law Debenture Trust Corporation p.l.c.

Copy:         [-]

Dear Sirs,

We refer to your letter of [ ] in which we are notified of an Assignment Agreement dated [ ] under which [Assignor] has assigned to yourselves the [description of all claims assigned] (the "ASSIGNED CLAIMS") together with all rights pertaining thereto.

We confirm that we have not received notice of any previous arrangements or changes of or over any of the Assigned Claims or any rights pertaining thereto.

We consent to the assignment and confirm that we shall make all payments in respect of the Assigned Claims exclusively to the bank account as detailed in the above mentioned letter or any other account as specified by you from time to time and that we shall not exercise any right of combination, consolidation or set off which we may have in respect of the Assigned Claims or any rights pertaining thereto:

Yours faithfully

__________________________________________

[duly authorised signatory of the Insurer]

                                   SCHEDULE 4
                              FORM OF NOTIFICATION

To:           Debtor

Date:

Dear Sirs,

We hereby give you notice that pursuant to an assignment agreement entered into by us in favour of The Law Debenture Trust Corporation p.l.c. (the "SECURITY TRUSTEE") dated [-] 2003 we have assigned all our right, title and interest in and to all present and future claims against you in respect of [-], details of which are set out below, to the Security Trustee.

After your receipt of this notice:

(i) all payments under or arising from the [ ] should be made to the Security Trustee into the follwing account [bank account];

(ii) all remedies [provided] for [in] the [ ] or available at law or in equity are exercisable by the Security Trustee;

(iii) all rights to compel performance of the [ ] are exercisable by the Security Trustee;

(iv) all rights, interests and benefits whatsoever accruing to or for the benefit of ourselves arising from the [ ] belong to the Security Trustee.

Please acknowledge receipt of this notice and declare your consent to the assignment and the above terms by signing the acknowledgement on the enclosed copy letter and returning the same to the Security Trustee at Fifth Floor, 100 Wood Street, London EC2V 7EX, England, attention: Manager Trust Administration.

Details of the debt

Date                      Parties                  Details of Claims

                                Yours faithfully,

                             ______________________
                              for and on behalf of
                                       [-]

                             FORM OF ACKNOWLEDGEMENT

                             [Letterhead of Debtor]

To:           The Law Debenture Trust Corporation p.l.c.

Copy:         [-]

Dear Sirs,

We refer to your letter of [-] in which we are notified of an Assignment Agreement dated [-] under which [Assignor] has assigned to yourselves the [description of all claims assigned] (the "ASSIGNED CLAIMS") together with all rights pertaining thereto.

We confirm that we have not received notice of any previous arrangements or changes of or over any of the Assigned Claims or any rights pertaining thereto.

We consent to the assignment and confirm that we shall make all payments in respect of the Assigned Claims exclusively to the bank account as detailed in the above mentioned letter or any other account as specified by you from time to time and that we shall not exercise any right of combination, consolidation or set off which we may have in respect of the Assigned Claims or any rights pertaining thereto:

Yours faithfully

___________________________________________

[duly authorised signatory of the Debtor]

                                   SCHEDULE 5
                                LIST OF ACCOUNTS

---------------------------------------------------------------------------------------------------------------------
                                Account
Account Name                     Number     Swift Code    Currency      Bank Name            Address          Country
---------------------------------------------------------------------------------------------------------------------
Marconi Communications        75010413      BHFBDEFF600     EUR      BHF Bank AG      Th.-Heuss-Str. 21       Germany
GmbH                                                                                  70174 Stuttgart
---------------------------------------------------------------------------------------------------------------------
Marconi Communications        7917917       COBADEFF602     EUR      Commerzbank AG   Ed.-Breuninger-Str. 2   Germany
GmbH                                                                                  71522 Backnang
---------------------------------------------------------------------------------------------------------------------
Marconi Communications        7917917GBP    COBADEFF602     GBP      Commerzbank AG   Ed.-Breuninger-Str. 2   Germany
GmbH                                                                                  71522 Backnang
---------------------------------------------------------------------------------------------------------------------
Marconi Communications        7917917USD    COBADEFF602     USD      Commerzbank AG   Ed.-Breuninger-Str. 2   Germany
GmbH                                                                                  71522 Backnang
---------------------------------------------------------------------------------------------------------------------
Marconi Communications        7917917JPY    COBADEFF602     JPY      Commerzbank AG   Ed.-Breuninger-Str. 2   Germany
GmbH                                                                                  71522 Backnang
---------------------------------------------------------------------------------------------------------------------
Marconi Communications        161722400     DEUTDESSXXX     EUR      DEUTSCHE BANK    Th.-Heuss-Str. 3        Germany
GmbH                                                                                  70174 Stuttgart
---------------------------------------------------------------------------------------------------------------------
Marconi Communications        16172240003   DEUTDESSXXX     GBP      DEUTSCHE BANK    Th.-Heuss-Str. 3        Germany
GmbH                                                                                  70174 Stuttgart
---------------------------------------------------------------------------------------------------------------------
Marconi Communications        16172240005   DEUTDESSXXX     USD      DEUTSCHE BANK    Th.-Heuss-Str. 3        Germany
GmbH                                                                                  70174 Stuttgart
---------------------------------------------------------------------------------------------------------------------
Marconi Communications        16172240088   DEUTDESSXXX     JPY      DEUTSCHE BANK    Th.-Heuss-Str. 3        Germany
GmbH                                                                                  70174 Stuttgart
---------------------------------------------------------------------------------------------------------------------
Marconi Communications        88778         SOLADES1WBN     EUR      Kreissparkasse   Am Obstmarkt 5          Germany
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
GmbH                                                                 Waiblingen       71522 Backnang
---------------------------------------------------------------------------------------------------------------------
Marconi Communications        4903323       SOLADES1WBN     EUR      Kreissparkasse   Am Obstmarkt 5          Germany
GmbH                                                                 Waiblingen       71522 Backnang
---------------------------------------------------------------------------------------------------------------------

                                 SIGNATURE PAGE

THIS GLOBAL ASSIGNMENT AGREEMENT HAS BEEN ENTERED INTO ON THE DATE STATED AT THE BEGINNING BY:

MARCONI COMMUNICATIONS GMBH

By:     MARY SKELLY
        Name:  Mary Skelly
        Title: Attorney

THE LAW DEBENTURE TRUST CORPORATION P.L.C.

By:     R. D. RANCE
        Name:  R. D. Rance
        Title: Director